EXHIBIT 21.1

HOSPITALITY PROPERTIES TRUST

SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
Candlewood Jersey City — Urban Renewal, L.L.C.	New Jersey
Harbor Court Associates, LLC	Maryland
HH HPT Suite Properties LLC	Delaware
HH HPTCW II Properties LLC	Delaware
HH HPTCY Properties LLC	Delaware
HH HPTMI III Properties LLC	Delaware
HH HPTRI Properties LLC	Delaware
HH HPTWN Properties LLC	Delaware
HPT CW MA Realty Trust	Massachusetts
HPT CW Overland Park LLC	Maryland
HPT CW Properties Trust	Maryland
HPT HSD Properties Trust	Maryland
HPT IHG Canada Corporation	New Brunswick
HPT IHG Canada Properties Trust	Delaware
HPT IHG GA Properties LLC	Maryland
HPT IHG PR, Inc.	Puerto Rico
HPT IHG Properties Trust	Maryland
HPT IHG-2 Properties Trust	Maryland
HPT IHG-3 Properties LLC	Maryland
HPT IHG-3 Properties Trust	Maryland
HPT TRS IHG-3, Inc.	Maryland
HPT LA Properties Trust	Maryland
HPT Smokey Mountain LLC	Delaware
HPT Suite Properties Trust	Maryland
HPT TA Properties LLC	Delaware
HPT TA Properties Trust	Maryland
HPT TRS IHG-1, Inc.	Maryland
HPT TRS IHG-2, Inc.	Maryland
HPT TRS MI-135, Inc.	Delaware
HPT TRS SPES II, Inc.	Maryland
HPT TRS, Inc.	Delaware
HPTCY Properties Trust	Maryland
HPTMI Hawaii, Inc.	Delaware
HPTMI II Properties Trust	Maryland
HPTMI Properties Trust	Maryland
HPTRI Properties Trust	Maryland
HPTSHC Properties Trust	Maryland
HPTSY Properties Trust	Maryland
HPTWN Properties Trust	Maryland